                                                                     EXHIBIT 4.4

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of November 1, 1997 by and among P-Com, Inc., a Delaware corporation (the "Company"), and PaineWebber Incorporated, BancAmerica Robertson Stephens, NationsBanc Montgomery Securities, Inc. and Pacific Growth Equities, Inc., as initial purchasers (the "Initial Purchasers").

     The Company proposes to issue and sell to the Initial Purchasers (the "Initial Placement") $100,000,000 aggregate principal amount (plus up to an additional $15,000,000 principal amount to cover over-allotments, if any) of its 4 1/4% Convertible Subordinated Notes due 2002 (the "Notes"), pursuant to the terms of a purchase agreement, dated as of November 5, 1997 (the "Purchase Agreement"). As an inducement to the Initial Purchasers to enter into the Purchase Agreement, and in satisfaction of a condition to the Initial Purchasers' obligations thereunder, the Company agrees with the Initial Purchasers, (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Transfer Restricted Securities (as defined) whose names appear in the register maintained by the Company's registrar in accordance with the provisions of the Indenture (as defined in Section 1 hereof) (including the Initial Purchasers) (each of the foregoing a "Holder," and collectively, the "Holders"), as follows:

     1.   DEFINITIONS.  Capitalized terms used herein without definition shall
          -----------
have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

     "Advice" means the receipt by such Holder of written notice from the
      ------
Company (the "Advice") that the use of the Prospectus may be resumed, and receipt of copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

     "Affiliate" of any specified person means any other person which, directly
      ---------
or indirectly, is in control of, is controlled by, or is under common control with, such specified person. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Business Day" means any day other than a Saturday, a Sunday or a day on
      ------------
which banking institutions in the State of New York are not required to be open.

     "Closing Date" has the meaning set forth in the Purchase Agreement.
      ------------

     "Commission" means the Securities and Exchange Commission.
      ----------

     "Common Stock" means the common stock of the Company.
      ------------

     "Damages Payment Date" means each regular interest payment date with
      --------------------
respect to the Notes provided for in the Indenture and the Notes.

     "Effectiveness Target Date" has the meaning set forth in Section 3(a)
      -------------------------
hereto.

     "Exchange Act"  means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, and the rules and regulations of the Commission promulgated thereunder.

     "Holder" has the meaning set forth in the preamble hereto.
      ------

     "Indenture" means the Indenture dated as of November 1, 1997, between the
      ---------
Company and State Street Bank and Trust Company of California, N.A., as trustee, pursuant to which the Notes are to be issued, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

     "Initial Purchasers" has the meaning set forth in the preamble hereto.
      ------------------

     "Initial Placement" has the meaning set forth in the preamble hereto.
      -----------------

     "Losses" has the meaning set forth in Section 9(d) hereof.
      ------

     "Majority Holders" means the Holders of a majority of the aggregate
      ----------------
principal amount of securities registered under a Shelf Registration Statement (provided that Holders of Common Stock issued upon conversion of Notes shall be deemed to be Holders of the aggregate principal amount of Notes from which such Common Stock was converted).

     "Managing Underwriters" means the investment banker or investment bankers
      ---------------------
and manager or managers that shall administer an Underwritten Offering pursuant to Section 6 hereof of the securities covered by the Shelf Registration Statement.

     "Notes" means the 4 1/4% Convertible Subordinated Notes due 2002 of the
      -----
Company.

     "Offering Memorandum" has the meaning set forth in the Purchase Agreement.
      -------------------

     "Person" means any individual, partnership, corporation, limited liability
      ------
company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" means the prospectus included in any Shelf Registration
      ----------
Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of Transfer Restricted Securities, covered by such Shelf Registration Statement, and all amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     "Registration Default" has the meaning set forth in Section 5 hereto.
      --------------------

     "Requisite Information" has the meaning set forth in Section 5(m) hereto.
      ---------------------

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time, and the rules and regulations of the Commission promulgated thereunder.

     "Shelf Registration Period" has the meaning set forth in Section 3(b)
      -------------------------
hereof.

     "Shelf Registration Statement" means a "shelf" registration statement of
      ----------------------------
the Company pursuant to the provisions of Section 3 hereof which covers the Transfer Restricted Securities, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     "Special Counsel" means Wilson Sonsini Goodrich & Rosati, Professional
      ---------------
Corporation, as special counsel to the Holders, or such successor counsel as shall be specified by the Holders of a majority of Transfer Restricted Securities.

     "Transfer Restricted Securities" means each Note and the Common Stock
      ------------------------------
issuable upon conversion thereof until (i) the date on which such Note or the Common Stock issuable upon conversion thereof has been effectively registered under the Securities Act and disposed of pursuant to an effective registration statement, (ii) the date on which such Note or the Common Stock issuable upon conversion thereof is distributed to the public pursuant to Rule 144 under the Securities Act (or any similar provision then in effect) or is saleable pursuant to Rule 144(k) under the Securities Act and all legends thereon relating to transfer restrictions have been or are capable of being removed, or (iii) the date on which such Note or the Common Stock issuable upon conversion thereof ceases to be outstanding.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.
      -------------------

     "Trustee" means the trustee with respect to the Notes under the Indenture.
      -------

     "Underwritten Offering" or "Underwritten Registration" means a registration
      ---------------------      -------------------------
in which securities of the Company are sold to one or more underwriters for reoffering to the public pursuant to Section 6.

     2.   SECURITIES SUBJECT TO THIS AGREEMENT.  The securities entitled to the
          ------------------------------------
benefits of this Agreement are the Transfer Restricted Securities.

     3.  SHELF REGISTRATION.
         ------------------

         (a) The Company shall, within 90 days after Closing Date, file with the Commission and thereafter shall use its best efforts to cause to be declared effective under the Securities Act by the 180th day after the Closing Date (the "Effectiveness Target Date"), a Shelf Registration Statement relating to the offer and sale of the Transfer Restricted Securities by the Holders from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement.

         (b) The Company shall use its best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming a part thereof to be usable by Holders for a period of two years from the later of (a) the Closing Date or (b) the last date of original issuance of the Securities or such shorter period that will terminate when (i) all the Transfer Restricted Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, or (ii) the date on which there ceases to be outstanding any Transfer Restricted Securities (in any such case, such period being called the "Shelf Registration Period"). The Company shall be deemed not to have used its best efforts to keep the Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Transfer Restricted Securities covered thereby not being able to offer and sell such securities during that period, unless (i) such action is required by applicable law, (ii) the continued effectiveness of the Shelf Registration Statement would require the Company to disclose a material financing, acquisition or other corporate transaction, and the Board of Directors shall have determined in good faith that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock, or (iii) the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for such suspension, and
(x), in the case of clause (i) above, the Company thereafter promptly complies with the requirements of paragraph 5(i) below and (y) the Company complies with its obligations, if any, to pay Liquidated Damages pursuant to Section 4 hereof.

         (c) The Company shall prepare and file with the Commission such amendments, including post-effective amendments, to the Shelf Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period; cause the related Prospectus to be supplemented by any required Prospectus supplement and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Shelf Registration Statement as so amended or in such Prospectus as so supplemented.

         (d) Certain Notices; Suspension of Sales.  Each Holder agrees by
             ------------------------------------
acquisition of such Transfer Restricted Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in
Section 5(c)(2)(ii), 5(c)(2)(iii), 5(c)(2)(iv) or 5(c)(2)(v) hereof, such Holder will forthwith discontinue disposition of such Transfer Restricted Securities covered by such Registration Statement and Prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(i) hereof, or until Advice by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     4.  LIQUIDATED DAMAGES.
         ------------------

         (a) The Company and the Initial Purchasers agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to this Agreement and that it would not be possible to ascertain the extent of such damages. Accordingly, the Company hereby agrees to pay liquidated damages ("Liquidated Damages") to each Holder under the circumstances and to the extent set forth below:

               (i) the Company fails to file the Shelf Registration Statement required by Section 3 of this Agreement on or before the date specified for such filing under Section 3(a) hereof; or

               (ii) such Shelf Registration Statement is not declared effective by the Commission on or prior to the Effectiveness Target Date; or

               (iii) the Shelf Registration Statement is declared effective but thereafter ceases to be continuously effective or usable in connection with resales of Transfer Restricted Securities during the Shelf Registration Period for a period of time that shall exceed 90 days in the aggregate in any period of 365 consecutive days (with no Liquidated Damages being due for such period of time up to and including 90 days in any period of 365 consecutive days);

  (each such event referred to in clauses (a) through (c) above a "Registration Default"); provided a particular Holder shall not be entitled to receive Liquidated Damages pursuant to 4(a)(iii) in the event that the Shelf Registration Statement is not usable by such Holder as a result of the failure of such Holder to provide Requisite Information with respect to it (unless such Holder shall have provided such Requisite Information to the Company and the Company shall have failed to file an appropriate Prospectus supplement pursuant to Section 5(m) hereof). In the event of any such Registration Default, the Company shall accrue Liquidated Damages to each Holder during the first 90-day period immediately in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder and, if applicable, on an equivalent basis per share (subject to adjustment in the event of any stock split, stock combination, stock dividends and the like) of Common Stock constituting Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues. The weekly rate at which such Liquidated Damages accrue shall increase by an additional $.05 per $1,000 principal amount of Notes and, if applicable, an equivalent amount per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities for each subsequent continuing 90-day period following the occurrence of such Registration Default until all Registration Defaults have been cured; provided, however, that Liquidated Damages shall not at any time exceed $.25 per
--------  -------
week per $1,000 principal amount of Notes or, as applicable, an equivalent amount per week per share (subject to adjustment as set forth above) of Common Stock constituting Transfer Restricted Securities. In no event shall the Company pay Liquidated Damages in excess of such maximum amount set forth in the preceding sentence, regardless of whether one or multiple Registration Defaults exist. A Registration Default under clause (a) above shall be cured on the date that the Shelf Registration Statement is filed with the Commission; a Registration Default under clause (b) above shall be cured on the date that the Shelf Registration Statement is declared effective by the Commission; and a Registration Default under clause

(c) above shall be cured on the date of the Shelf Registration Statement is declared effective or usable. All accrued Liquidated Damages will be paid by the Company on each Damages Payment Date in cash. Such payment will be made to the Holder(s) of the Global Notes (as defined in the Indenture) by wire transfer of immediately available funds or by federal funds check and to Holders of Transfer Restricted Securities represented by Certificated Notes, if any, by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

          (b) The parties hereto agree that the Liquidated Damages provided for in this Section 4 constitute a reasonable estimate of the damages that may be incurred by Holders of Transfer Restricted Securities by reason of the failure of the Shelf Registration Statement to be filed, declared effective or maintained effective, as the case may be, in accordance with the provisions hereof.

     5.   REGISTRATION PROCEDURES.  In connection with any Shelf Registration
          -----------------------
Statement, the following provisions shall apply:

          (a) The Company shall furnish to the Initial Purchasers, the Holders, the Managing Underwriters, if any, and their respective counsel, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Shelf Registration Statement and each amendment thereof, and each amendment or supplement, if any, to the Prospectus included therein, and shall use its best efforts to reflect in each such document, when so filed with the Commission, such comments as the Initial Purchasers and the Holders or their counsel may reasonably propose.

          (b) The Company shall use its best efforts to ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto complies in all material respects with the Securities Act and the rules and regulations thereunder, (ii) assuming the Requisite Information provided by Holders is true and correct, any Shelf Registration Statement and any amendment or supplement thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) assuming the Requisite Information provided by Holders of Transfer Restricted Securities is true and correct, any Prospectus forming part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

          (c) (1) The Company shall advise the Initial Purchasers, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement and the Managing Underwriters, if any, and, if requested by the Initial Purchasers, any such Holder or the Managing Underwriters, if any, confirm such advice in writing, when a Shelf Registration Statement or any amendment thereto has been filed with the Commission and when the Shelf Registration Statement or any post-effective amendment thereto has become effective.

          (2) The Company shall advise the Initial Purchasers, the Holders of Transfer Restricted Securities named in the Shelf Registration Statement, the Managing Underwriters, if any, and their respective counsel and, if requested by any such person, confirm such advice in writing:

               (i) of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

               (ii) of the initiation by the Commission of proceedings relating to a stop order suspending the effectiveness of the Shelf Registration Statement;

               (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement;

               (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (v) of the occurrence of the existence of any fact and the happening of any event (including, without limitation, pending negotiations relating to, or the consummation of, a transaction or the occurrence of any event which would require additional disclosure of material non-public information by the Company in the Shelf Registration Statement as to which the Company has a bona fide business purpose for preserving confidential or which renders the Company unable to comply with Commission requirements) that, in the opinion of the Company, makes untrue any statement of a material fact made in its Shelf Registration Statement, the Prospectus or any amendment or supplement thereto or any document incorporated by reference therein or requires the making of any changes in the Shelf Registration Statement or the Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

Such Advice may be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made.

          (d) The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of the Transfer Restricted Securities for sale in any jurisdiction, at the earliest possible time.

          (e) The Company shall furnish to each selling Holder named in the Shelf Registration Statement and each Managing Underwriter, if any, without charge, at least one conformed copy of such Shelf Registration Statement and any post-effective amendment thereto, including financial statements and schedules. Upon written request, the Company shall furnish to each selling Holder named in the Shelf

Registration Statement and each Managing Underwriter, if any, without charge, one copy of all exhibits to such Shelf Registration Statement (including those incorporated by reference).

          (f) The Company shall, during the Shelf Registration Period, deliver to each Holder of Transfer Restricted Securities named in the Shelf Registration Statement and each Managing Underwriter, if any, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder or Managing Underwriters may reasonably request; and, subject to any notice by the Company in accordance with Section 7(b), the Company consents to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders and such underwriters for the purposes of offering and resale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto.

          (g) Prior to the offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement, the Company shall use its best efforts to register or qualify or cooperate with the Holders of Transfer Restricted Securities named therein, the Managing Underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Transfer Restricted Securities for offer and sale under the securities or blue sky laws of such jurisdictions of the United States as any such Holders or Managing Underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period the Shelf Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process or to taxation in any such jurisdiction where it is not then so subject.

          (h) The Company shall cooperate with the Holders of Transfer Restricted Securities and underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold pursuant to the Shelf Registration Statement, free of any restrictive legends and in such denominations and registered in such names as such Holders or underwriters may request in writing at least two Business Days prior to sales of securities pursuant to such Shelf Registration Statement.

          (i) Upon the occurrence of any event contemplated by Section 5(c)(2)(v) hereof, subject to Section 5(s), the Company shall promptly prepare a post-effective amendment to the Shelf Registration Statement or an amendment or supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that as thereafter delivered to purchasers of the Transfer Restricted Securities covered thereby, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (j) Not later than the effective date of any such Shelf Registration Statement hereunder, the Company shall cause to be provided CUSIP numbers for the Transfer Restricted Securities registered under such Shelf Registration Statement, and provide the Trustee with printed certificates for such Transfer Restricted Securities where necessary, in a form eligible for deposit with The Depository Trust Company.

          (k) The Company shall use its best efforts to comply with all applicable rules and regulations of the Commission and shall make generally available to its security holders in a regular filing on Form 10-Q or Form 10-K an earnings statement satisfying the provisions of Rule 158 (which need not be audited) for the twelve-month period commencing after effectiveness of the Shelf Registration Statement.

          (l) The Company shall cause the Indenture to be qualified under the Trust Indenture Act in a timely manner.

          (m) The Company shall file, within five Business Days of the receipt from any Holder with respect to such information regarding the distribution of such Holder's Transfer Restricted Securities with respect to such Holder as is required by law to be disclosed in the applicable Shelf Registration Statement (the "Requisite Information"), a Prospectus supplement pursuant to Rule 424 to amend or supplement such Shelf Registration Statement to include in the Shelf Registration Statement the Requisite Information as to such Holder (and the Transfer Restricted Securities held by such Holder), and the Company shall provide such Holder and the Special Counsel within ten (10) Business Days of such notice with a copy of such Prospectus as so amended or supplemented containing the Requisite Information in order to permit such Holder to comply with the Prospectus delivery requirements of the Securities Act in a timely manner with respect to any proposed disposition of such Holder's Transfer Restricted Securities. No Holder of Transfer Restricted Securities shall be entitled to the benefit of any Liquidated Damages under Section 4 of this Agreement or be entitled to use the Prospectus unless and until such Holder shall have furnished the Company the Requisite Information.

          (n) The Company shall, if requested, promptly incorporate in the Shelf Registration Statement or Prospectus, if necessary, pursuant to a supplement or post-effective amendment to the Shelf Registration Statement, such information as the Managing Underwriters, if any, or the Majority Holders reasonably request to have included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

          (o) The Company shall enter into such agreements on terms reasonably acceptable to the Company (including underwriting agreements) in form, scope and substance as are customary in underwritten offerings, and take all other reasonable actions necessary to facilitate the registration or the disposition of the Transfer Restricted Securities included in the Shelf Registration Statement.

          (p) The Company shall make reasonably available at reasonable times for inspection by the Holders of Transfer Restricted Securities to be registered thereunder, any Managing Underwriter, and any attorney, accountant or other agent retained by the Holders or such Managing Underwriters, at the office where normally kept during normal business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Holders, Managing Underwriters, attorney, accountant or other agent in connection with the Shelf Registration Statement as is customary for similar due diligence examinations, provided, however, that such persons shall first agree in writing with the Company that any information that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such persons.

          (q) The Company shall (i) list all Common Stock covered by such Shelf Registration Statement on any securities exchange on which the Common Stock is then listed or (ii) authorize for quotation on the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or the National Market System of Nasdaq all Common Stock covered by such Shelf Registration Statement if the Common Stock is then so authorized for quotation.

          (r) The Company shall use its reasonable efforts to take all other steps necessary to effect the registration, offering and sale of the Transfer Restricted Securities covered by the Shelf Registration Statement contemplated hereby.

          (s) Notwithstanding any provision of this Section 5 to the contrary, the Company shall not be required to amend or supplement the Shelf Registration Statement pursuant to the requirements of Sections 5(b), 5(c), 5(i) or 5(r) hereof if (i) such amendment or supplement would require the Company to disclose a material financing, acquisition or corporate transaction and the Board of Directors shall have determined that such disclosure is not in the best interests of the Company and the holders of its outstanding Common Stock or (ii) the Board of Directors shall have determined in good faith that there is a valid business purpose or reason for suspending the use of the Prospectus included in such Shelf Registration Statement in accordance with Section 5(i) hereof instead of making such amendment or supplement, provided that in each such case the Company complies with its obligations, if any, to pay Liquidated Damages pursuant to Section 4 hereof.

     6.   UNDERWRITTEN OFFERING.  The Holders who desire to do so may sell
          ---------------------
Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto will be approved by the Holders of a majority of the Transfer Restricted Securities to be included in such offering; provided, however, that (i) such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company and (ii) the Company shall not be obligated to arrange for more than one Underwritten Offering during the effectiveness period of the Shelf Registration Statement. No Holder may participate in any Underwritten Offering contemplated hereby unless such Holder
(a) agrees to sell such Holder's Transfer Restricted Securities in accordance with any approved underwriting arrangements, (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements and (c) at least 50% of the outstanding Transfer Restricted Securities are included in such Underwritten Offering. The Holders participating in any Underwritten Offering shall be responsible for any expenses customarily borne by selling securityholders, including underwriting discounts and commissions and fees and expenses of counsel to the selling securityholders and shall reimburse the Company for the fees and disbursements of their counsel, their independent public accountants and any printing expenses incurred in connection with such Underwritten Offerings. Notwithstanding the foregoing or the provisions of Section 6(a) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Transfer Restricted Securities outstanding to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an Underwritten Offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Company in good faith has a valid business reason for such delay.

     The Company shall in connection with an Underwritten Offering in accordance with the provisions of this Section:

          (a) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement, such information as the Managing Underwriters administering an Underwritten Offering of Transfer Restricted Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment;

          (b) make such representations and warranties to the Holders and the underwriters in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings and covering matters, including, but not limited to, those set forth in the Purchase Agreement;

          (c) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters) addressed to each Holder and the underwriters covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Shelf Registration Statement and the prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading);

          (d) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Holder and the underwriters in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and

          (e) deliver such documents and certificates as may be reasonably requested by any such Holders and the Managing Underwriters, including those to evidence compliance with Section 3(c)(2)(v) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

     7.   HOLDERS' AGREEMENTS.  Each Holder of Transfer Restricted Securities,
          -------------------
by the acquisition of such Transfer Restricted Securities agrees:

          (a) To furnish the Requisite Information required to be furnished pursuant to Section 5(m) hereof. The Company may exclude from any Shelf Registration Statement the Transfer Restricted Securities of any Holder who does not furnish such Requisite Information. Each Holder of Transfer Restricted Securities shall promptly furnish to the Company all such information required to be disclosed in order to make the Requisite Information previously furnished to the Company by such Holder not materially misleading.

          (b) That upon receipt of a notice from the Company that the Prospectus and Shelf Registration Statement is unavailable for resales of Transfer Restricted Securities forthwith discontinue disposition of its Transfer Restricted Securities, as the case may be, pursuant to the Shelf Registration Statement, and will not deliver any Prospectus forming a part thereof until receipt of the amended or supplemented Shelf Registration Statement or Prospectus, as applicable, as contemplated by Section 5(i) hereof, or until receipt of the Advice.

          (c) Sales of such Transfer Restricted Securities pursuant to a Shelf Registration Statement shall only be made in the manner set forth in such currently effective Shelf Registration Statement.

     8.   REGISTRATION EXPENSES.  The Company shall bear all expenses incurred
          ---------------------
in connection with the performance of its obligations under Sections 2, 3, 4 and 5 hereof and will reimburse the Holders for the reasonable fees and disbursements of Special Counsel. Notwithstanding the foregoing or anything in this Agreement to the contrary, each Holder shall pay all underwriting discounts and commissions of any underwriters with respect to any Transfer Restricted Securities sold by it.

     9.   INDEMNIFICATION AND CONTRIBUTION.
          --------------------------------

          (a) In connection with the Shelf Registration Statement, the Company will indemnify and hold harmless each Holder of Transfer Restricted Securities covered thereby, the directors, officers, employees and agents of each such Holder and each person who controls any such Holder within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses and damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state in such documents a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, that (i) the Company will not be liable to the extent that any such loss, claim, liability expense or damage arises out of or is based on any such untrue statement or omission or alleged untrue statement or omission made therein in reliance on and in conformity with information relating to any Holder of Transfer Restricted Securities furnished in writing to the Company by any such Holder expressly for inclusion therein and (ii) the Company will not be liable to any Holder of Transfer Restricted Securities under the indemnity agreement in this Section 9(a) with respect to any preliminary Prospectus or a Prospectus that is subsequently amended or supplemented to the extent that any such loss, claim, liability, expense or damage of such Holder results from an untrue statement of a material fact contained in, or the omission of a material fact from, the preliminary Prospectus or Prospectus which untrue statement or omission was corrected in the final Prospectus or the Prospectus as amended or supplemented, as the case may be, if the Company had previously furnished copies thereof to such Holder within a reasonable amount of time prior to such sale or such confirmation. This indemnity agreement will be in addition to any liability which the Company might otherwise have.

     The Company also agrees to indemnify or contribute to the losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) of any underwriters of Transfer Restricted Securities registered under the Shelf Registration Statement, their officers and directors and each person who controls such underwriters on substantially the same basis as that of the indemnification of the selling Holders provided in this Section 9(a) and shall, if requested by any Holder, enter into a customary underwriting agreement reflecting such agreement, as provided in Section 5(o) hereof.

          (b) Each Holder of Transfer Restricted Securities covered by the Shelf Registration Statement will severally indemnify and hold harmless the Company, each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company to the same extent as the foregoing indemnity from the Company to each such Holder, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Holder furnished to the Company by or on behalf of such Holder expressly for use in the Shelf Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or Prospectus, or in any amendment thereof or supplement thereto. This indemnity agreement will be in addition to any liability that such Holder might otherwise have.

          (c) Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party (i) will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 9 unless, and only to the extent that, it did not otherwise learn of such action and such omission results in the forfeiture of substantive rights or defenses by the indemnifying party and (ii) will not, in any event relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligations in Sections 9(a) and 9(b) hereof. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel to the indemnified party) that there may be legal defense available to it or other available indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. Such firm shall be designated in writing by the Majority Holders in the case of parties indemnified pursuant to Section 9(a) and by the Company, in the case of parties indemnified pursuant to Section 9(b). All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Holders of Transfer Restricted Securities, or insufficient, the Company and such Holders will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than such Holders, such as persons who control the Company within the meaning of the Securities Act or the

Exchange Act and officers and directors of the Company, who also may be liable for contribution) (collectively, "Losses") to which the Company and any one or more of such Holders of Transfer Restricted Securities may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and such Holders on the other. The relative benefits received by the Company shall be deemed to be equal to the sum of (x) the total net proceeds from the Initial Placement (before deducting expenses) as set forth on the cover page of the Offering Memorandum and (y) the total amount of Liquidated Damages, if any, which the Company was not required to pay as a result of registering the securities covered by the Shelf Registration Statement which resulted in such Losses. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Offering Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or Common Stock issuable upon conversion thereof, as applicable, registered under the Securities Act. Benefits received by any underwriter shall be deemed to be equal to the total underwriting discounts and commissions, as set forth on the cover page of the Prospectus forming a part of the Shelf Registration Statement which resulted in such Losses. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Holders, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Holders, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 9(d), in no case shall any Initial Purchaser or any subsequent Holder of any Transfer Restricted Securities be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Notes, as set forth on the cover page of the Offering Memorandum, nor shall any underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the securities purchased by such underwriter under the Shelf Registration Statement which resulted in such Losses. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute as provided in this Section 9(d) are several and not joint. For purposes of this Section 9(d), any person who controls the Company or a Holder within the meaning of the Securities Act will have the same rights to contribution as that party, and each officer or director of the Company or such Holder will have the same rights to contribution, as the Company or such Holder, as applicable, subject in each case to the provisions hereof. Any party entitled to contribution promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld or delayed).

          (e) The indemnity and contribution agreements contained in this
Section 9 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 9, and will survive the sale by a Holder of securities covered by the Shelf Registration Statement.

     10.  RULES 144 AND 144A.  The Company shall use its best efforts to file
          ------------------
the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any holder of Transfer Restricted Securities, make available other information as reasonably required by, and so long as necessary to permit, sales of its Transfer Restricted Securities pursuant to Rule 144 and Rule 144A. Notwithstanding the foregoing, nothing in this Section 10 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

     11.  MISCELLANEOUS.
          -------------

          (a) Remedies.  In the event of a breach by the Company of its
              --------
obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages (including the Liquidated Damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. The remedies provided herein are cumulative and not exclusive of any remedies provided by law; provided, that monetary damages relating solely to a Registration Default shall be limited to the amount of Liquidated Damages calculated in accordance with Section 4 hereof.

          (b) No Inconsistent Agreements.  The Company has not, as of the date
              --------------------------
hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Holders of at least a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective. Notwithstanding the foregoing (except the foregoing proviso), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders, determined on the basis of Notes being sold rather than registered under such Shelf Registration Statement.

          (d) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing by hand-delivery, registered or certified first-class mail, telex, telecopier, or air courier guaranteeing overnight delivery:

               (1) if to a Holder, at the most current address given by such Holder to the Company in accordance with the provisions of this Section 11(d), which address initially is, with respect to each Holder, the address of such Holder maintained by the registrar under the Indenture, with a copy in like manner to PaineWebber Incorporated;

               (2) if to the Initial Purchasers, initially at the address set forth in the Purchase Agreement; and

               (3) if to the Company, initially at its address set forth in the Purchase Agreement.

     All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

     The Initial Purchasers or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.

          (e) Successors and Assigns.  This Agreement shall inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties hereto, including, without the need for an express assignment or any consent by the Company thereto, subsequent Holders of Transfer Restricted Securities. The Company hereby agrees to extend the benefits of this Agreement to any Holder of Transfer Restricted Securities and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto. The Company may not assign its rights or obligations hereunder without the prior written consent of each Holder of Transfer Restricted Securities.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and shall not limit or otherwise affect the meaning hereof. All references made in this Agreement to "Section" and "paragraph" refer to such Section or paragraph of this Agreement, unless expressly stated otherwise.

          (h) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE (WITHOUT REFERENCE TO THE CONFLICT OF LAW RULES THEREOF).

          (i) Severability.  In the event that any one of more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

          (j) Attorneys' Fees.  In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover its reasonable attorneys' fees in addition to any other available remedy.

          (k) Approval of Holders.  Whenever the consent or approval of holders
              -------------------
of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the holders of such required percentage. For purposes of calculating the consent or approval of holders of a majority of the then outstanding aggregate principal amount of Transfer Restricted Securities, Transfer Restricted Securities which have been converted into shares of Common Stock shall be deemed to bear the principal amount at which such securities were converted.

          (l) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement relating to the registration under the Securities Act of the Transfer Restricted Securities and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company with respect to the Notes sold pursuant to the Purchase Agreement and the Common Stock issuable upon conversion of the Notes. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to the Notes or the Common Stock issuable upon conversion of the Notes. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (m) Further Assurances.  Each of the parties hereto shall use all
              ------------------
reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and consummate and make effective the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                             P-COM, INC.

                             By: /s/ Michael J. Sophie
                                ----------------------

                             Name:  Michael J. Sophie
                                   ------------------

                             Title:  Chief Financial Officer and Vice President,
                                     ------------------------------------------
                                     Finance and Administration


The foregoing Registration Rights Agreement is hereby confirmed and agreed to as of the date first written above:

PAINEWEBBER INCORPORATED
BANCAMERICA ROBERTSON STEPHENS
NATIONSBANC MONTGOMERY SECURITIES, INC.
PACIFIC GROWTH EQUITIES, INC.

By:  PAINEWEBBER INCORPORATED
     Acting on behalf of itself and other Initial Purchasers


By:  /s/ Frank J. Drazka
    --------------------
     Authorized Signatory